As filed with the Securities and Exchange Commission on March 12, 2021

Registration No. 333-48917

Registration No. 333-70157

Registration No. 333-74693

Registration No. 333-74695

Registration No. 333-36626

Registration No. 333-97337

Registration No. 333-109848

Registration No. 333-109849

Registration No. 333-110926

Registration No. 333-121962

Registration No. 333-144606

Registration No. 333-144607

Registration No. 333-169488

Registration No. 333-235644

Registration No. 333-235646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-48917

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-70157

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-74693

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-74695

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-36626

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-97337

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-109848

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-109849

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-110926

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-121962

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-144606

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-144607

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-169488

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-235644

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-235646

UNDER

THE SECURITIES ACT OF 1933

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Pennsylvania	23-6216339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

(215) 875-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa M. Most, Esq.

Executive Vice President

Pennsylvania Real Estate Investment Trust

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

(215) 875-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Elizabeth A. Diffley, Esq.

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

(215) 988-2700

Approximate date of commencement of proposed sale to the public: These Post-Effective Amendments are being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the Registration Statements on Form S-3 (Nos. 333-48917, 333-70157, 333-74693, 333-74695, 333-36626, 333-97337, 333-109848, 333-109849, 333-110926, 333-121962, 333-144606, 333-144607, 333-169488, 333-235644, 333-235646) (the “Registration Statements”) filed by Pennsylvania Real Estate Investment Trust, a Pennsylvania real estate investment trust (the “Company”), with the U.S. Securities and Exchange Commission.

On August 12, 2020, in connection with the negotiation of amendments to its credit agreements, the Company announced that all dividends on its common and preferred shares would be suspended, and as a result, the Company did not pay dividends during the third quarter of 2020. The Company also did not pay dividends on its common and preferred shares in the fourth quarter of 2020 due, in part, to restrictions under the Company’s credit agreements. As a result of the Company’s failure to pay dividends on its preferred shares, the Company will no longer be eligible to use the Registration Statements in connection with the offer and sale of securities that remain unsold. Therefore, the Company hereby removes from registration all securities of the Company registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on March 12, 2021.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Joseph F. Coradino
Name:	Joseph F. Coradino
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph F. Coradino Joseph F. Coradino	Chairman and Chief Executive Officer (principal executive officer)	March 12, 2021

/s/ Mario C. Ventresca, Jr. Mario C. Ventresca, Jr.	Executive Vice President and Chief Financial Officer (principal financial officer)	March 12, 2021

/s/ Sathana Semonsky Sathana Semonsky	Vice President and Chief Accounting Officer (principal accounting officer)	March 12, 2021

/s/ George J. Alburger, Jr. George J. Alburger, Jr.	Trustee	March 12, 2021

/s/ Michael J. DeMarco Michael J. DeMarco	Trustee	March 12, 2021

/s/ JoAnne A. Epps JoAnne A. Epps	Trustee	March 12, 2021

/s/ Mark E. Pasquerilla Mark E. Pasquerilla	Trustee	March 12, 2021

/s/ Charles P. Pizzi Charles P. Pizzi	Trustee	March 12, 2021

/s/ John J. Roberts John J. Roberts	Trustee	March 12, 2021